SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                             (Amendment No._______)

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[_]   Definitive Additional Materials

[_]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                                  BEL FUSE INC.
------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)



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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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[_]  Fee paid previously with preliminary materials:

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[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed:

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


                                [BEL FUSE LOGO]

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                                  BEL FUSE INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bel Fuse Inc. will be held at the Sheraton Newark Airport, 128 Frontage Road, Newark, New Jersey 07114, on Friday, June 11, 1999 at 2:00 p.m. for the following purposes:

     1.   To elect two directors.

     2. To consider and act upon other matters which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 7, 1999 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

                                         By Order of the Board of Directors

                                         ROBERT H. SIMANDL, Secretary

Jersey City, New Jersey
May 11, 1999

                                   ----------

     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                   ----------

     THIS NOTICE AND THE ACCOMPANYING PROXY STATEMENT ARE FURNISHED TO THE HOLDERS OF THE COMPANY'S CLASS B COMMON STOCK, PAR VALUE $0.10 PER SHARE, FOR INFORMATIONAL PURPOSES. HOLDERS OF CLASS B COMMON STOCK ARE NOT ENTITLED TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED.

                                  BEL FUSE INC.

                                   ----------

                                 PROXY STATEMENT

                                   ----------

     The following statement is furnished to the holders of the Class A Common Stock, par value $0.10 per share (the "Class A Common Stock"), of Bel Fuse Inc. ("Bel" or the "Company"), a New Jersey corporation with its principal executive offices at 198 Van Vorst Street, Jersey City, New Jersey 07302, in connection with the solicitation by the Board of Directors of Bel of proxies to be used at Bel's Annual Meeting of Shareholders. The Annual Meeting will be held at the Sheraton Newark Airport, 128 Frontage Road, Newark, New Jersey 07114 on Friday, June 11, 1999 at 2:00 p.m. This Proxy Statement is also furnished to the holders of Bel's Class B Common Stock, par value $0.10 per share (the "Class B Common Stock") for informational purposes. Holders of Class B Common Stock are not entitled to vote at the Annual Meeting in accordance with Bel's Certificate of Incorporation, as amended. This Proxy Statement and, as to holders of the Class A Common Stock, the enclosed form of proxy are first being sent to shareholders on or about May 11, 1999. As used in the remainder of this Proxy Statement, the term "shareholders" shall refer to the holders of Bel's Class A Common Stock.

VOTING; REVOCATION OF PROXIES

     A form of proxy is enclosed for use at the Annual Meeting if a shareholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the secretary of the meeting. A subsequently dated proxy will, if properly presented, revoke a prior proxy. Any shareholder may attend the meeting and vote in person whether or not he has previously given a proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If a proxy is signed but no specification is given, the shares will be voted "FOR" the Board's nominees to the Board of Directors.

PROXY SOLICITATION

     The entire cost of soliciting these proxies will be borne by Bel. In following up the original solicitation of the proxies by mail, Bel may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock held of record by such persons and may reimburse them for their expenses in so doing. If necessary, Bel may also use its officers and their assistants to solicit proxies from the shareholders, either personally or by telephone or special letter.

VOTE REQUIRED; SHARES ENTITLED TO VOTE; PRINCIPAL SHAREHOLDERS

     The presence in person or by proxy of holders of a majority of the outstanding shares of the Company's Class A Common Stock will constitute a quorum for the transaction of business at the Company's Annual Meeting. Assuming that a quorum is present, the election of directors will require the affirmative vote of a plurality of the shares of Class A Common Stock represented and entitled to vote at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting. Holders of Class A Common Stock are not entitled to cumulative voting in the election of directors.

     Holders of record of the Class A Common Stock at the close of business on May 7, 1999 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 2,612,322 shares of Class A Common Stock outstanding and entitled to vote at the meeting. Each such share is entitled to one vote on all matters to come before the meeting.

     The Company's management is not aware of any individual or entity that owned of record or beneficially more than five percent of the Class A Common Stock as of the record date other than Elliot Bernstein, Howard B. Bernstein and Dimensional Fund Advisors Inc. ("Dimensional"). Elliot Bernstein is the Chairman of the Board, Chief Executive Officer and a Director of the Company. Howard B. Bernstein is a Director of the Company. The business address of Elliot Bernstein and Howard B. Bernstein is 198 Van Vorst Street, Jersey City, New Jersey 07302. For information regarding the number of shares owned by Elliot Bernstein and Howard B. Bernstein, see "Election of Directors."

     Pursuant to a filing made by Dimensional with the Securities and Exchange Commission, Dimensional beneficially owned the following number of shares of the Company's Class A Common Stock as of December 31, 1998.

        NAME AND ADDRESS OF                 AMOUNT AND NATURE         PERCENT OF
         BENEFICIAL OWNER                OF BENEFICIAL OWNERSHIP         CLASS
        -------------------              -----------------------      ----------
Dimensional Fund Advisors, Inc. ...........    194,050 (1)                 7.5%
 1299 Ocean Avenue
 11th Floor
 Santa Monica, CA 90401
----------
(1) Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 194,050 shares of Bel's Class A Common Stock as of December 31, 1998, all of which shares were owned by advisory clients of Dimensional, no one of which, to the knowledge of Dimensional, owned more than 5% of Bel's outstanding Class A Common Stock. Dimensional disclaims beneficial ownership of all such shares. The foregoing information is based on a filing made by Dimensional with the Securities and Exchange Commission.

2000 ANNUAL MEETING; NOMINATIONS

     Shareholders intending to present proposals at the 2000 Annual Meeting of Shareholders must deliver their written proposals to the Company no later than January 11, 2000 in order for such proposals to be eligible for inclusion in the Company's proxy statement and proxy card relating to next year's meeting and no later than March 27, 2000 in order for such proposals to be considered at next year's meeting (but not included in the proxy statement for such meeting).


                              ELECTION OF DIRECTORS

     The Company's directors are elected on a staggered term basis, with each class of directors being as nearly equal as possible, and standing for re-election once in each three-year period. At the Annual Meeting, the holders of the Class A Common Stock will elect two directors for three year terms.

     Unless a shareholder either indicates "withhold authority" on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election as a director of the nominees listed below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute for said nominees if they, for any reason presently unknown, cannot be candidates for election.

     The following sets forth information as of April 1, 1999 concerning the nominees for election to the Board of Directors and comparable information with respect to those directors whose terms of office will continue beyond the date of the Annual Meeting. Unless otherwise indicated, positions have been held for more than five years.


  NOMINEES FOR DIRECTOR FOR TERMS WHICH WILL EXPIRE AT THE 2002 ANNUAL MEETING

                                 DIRECTOR
            NAME          AGE      SINCE               BUSINESS EXPERIENCE
            ----          ---    --------              --------------------
Elliot Bernstein* ....... 75       1949          Chairman of the Board (June
                                                   1992 to Present) and Chief
                                                   Executive Officer of the
                                                   Company; President of the
                                                   Company (prior years to June
                                                   1992).

Robert H. Simandl ....... 70       1967          Secretary of the Company;
                                                   Practicing Attorney; Member
                                                   of the law firm of Simandl &
                                                   Gerr (January 1992 to January
                                                   1995); member of the law firm
                                                   of Robert H. Simandl,
                                                   Counselor of Law (prior
                                                   years).


           DIRECTORS WHOSE TERMS EXPIRE AT THE 2000 ANNUAL MEETING

                                 DIRECTOR
            NAME          AGE      SINCE               BUSINESS EXPERIENCE
            ----          ---    --------              --------------------

Howard B. Bernstein* .... 73       1954          Retired.

John F. Tweedy .......... 53       1996          Director of Public Relations of
                                                   GlobeSpan Semiconductor Inc.
                                                   (supplier of semiconductor
                                                   integrated circuit products)
                                                   (January 1999 to present);
                                                   Director of Corporate
                                                   Communications of Standard
                                                   Microsystems Corp. (supplier
                                                   of semiconductor integrated
                                                   circuit products) (July 1995
                                                   to January 1999); Independent
                                                   consultant (November 1994 to
                                                   July 1995); President and
                                                   Chief Executive Officer of
                                                   NetVision Corp. (developer of
                                                   computer networking products)
                                                   (November 1993 to October
                                                   1994); Independent Consultant
                                                   (June 1993 to November 1993);
                                                   Corporate Vice President,
                                                   Systems Engineering, of
                                                   Standard Microsystems Corp.
                                                   (1988 to June 1993).


           DIRECTORS WHOSE TERMS EXPIRE AT THE 2001 ANNUAL MEETING

                                 DIRECTOR
            NAME          AGE      SINCE               BUSINESS EXPERIENCE
            ----          ---    --------              --------------------
Daniel Bernstein* ......  45       1986          President (June 1992 to
                                                   Present) of the Company; Vice
                                                   President and Treasurer of
                                                   the Company (prior years to
                                                   June 1992); Managing Director
                                                   of the Company's Macau
                                                   subsidiary (1991 to Present).

                                 DIRECTOR
            NAME          AGE      SINCE               BUSINESS EXPERIENCE
            ----          ---    --------              --------------------

Peter Gilbert ..........  51       1987          Chairman and Chief Executive
                                                   Officer (January 1997 to
                                                   Present) and President and
                                                   Chief Executive Officer
                                                   (prior years to December
                                                   1996) of The Gilbert
                                                   Manufacturing Company, a
                                                   division of Larsdale, Inc.,
                                                   Boston, Massachusetts
                                                   (manufacturer of electrical
                                                   components).

John S. Johnson ........  69       1996          Independent consultant (April
                                                   1993 to Present) for various
                                                   companies, including the
                                                   Company (during 1995);
                                                   Corporate Controller of AVX
                                                   Corporation (manufacturer of
                                                   electronic components) (1978
                                                   to March 1993).
----------
* Messrs. Elliot and Howard B. Bernstein are brothers. Daniel Bernstein is Elliot Bernstein's son and Howard B. Bernstein's nephew.

BENEFICIAL OWNERSHIP OF THE COMPANY'S STOCK

     The following table sets forth certain information regarding the ownership of Bel's Class A Common Stock and Class B Common Stock as of April 1, 1999 by:
(a) each director and nominee; (b) each of the Named Officers (as defined below); and (c) all directors and executive officers as a group. Unless otherwise stated in the footnotes following the table, the nominees, directors and Named Officers listed in the table have sole power to vote and dispose of the shares which they beneficially owned as of April 1, 1999.

                                                                        AGGREGATE NUMBER OF SHARES BENEFICIALLY OWNED (1)
                                                              -----------------------------------------------------------------
                                                                 CLASS A COMMON STOCK              CLASS B COMMON STOCK
                                                              ----------------------------     --------------------------------
                                                                               PERCENT OF                           PERCENT OF
                                                                               OUTSTANDING                          OUTSTANDING
                                                              NO. OF SHARES      SHARES        NO. OF SHARES          SHARES
                                                              -------------    -----------     -------------        -----------
Daniel Bernstein (2) .........................................   117,537          4.5              117,537              4.5
Elliot Bernstein (3) .........................................   248,474          9.5              244,882              9.4
Howard B. Bernstein (4) ......................................   140,250          5.4              140,250              5.4
Colin Dunn (5) ...............................................     1,143           *                 3,018               .1
Peter Gilbert ................................................       500           *                   500                *
John S. Johnson (6) ..........................................     1,900           *                 4,200               .2
Joseph Meccariello (7) .......................................     1,432           *                 1,292                *
Robert H. Simandl (8) ........................................     1,585           *                 1,585                *
Arnold Sutta (9) .............................................     5,411           .2                5,411               .2
John F. Tweedy ...............................................       250           *                   750                *
All directors, nominees and executive officers
 as a group, including those above
 11 persons) (10) ............................................   521,137         19.9              522,079             19.8

----------
(1) As of April 1, 1999, there were 2,610,509 and 2,619,881 shares of Class A Common Stock and Class B Common Stock outstanding, respectively.

(2) The shares of Class A Common Stock beneficially owned by Daniel Bernstein include (i) 2,500 shares which may be acquired by him on or before May 31, 1999 upon the exercise of stock options, (ii) 12,500 shares held by

     Mr. Bernstein as trustee for his children and (iii) 1,538 shares allocated to Mr. Bernstein in the Company's 401(k) Plan over which he has voting but no investment power. The shares of Class B Common Stock beneficially owned by Daniel Bernstein include (i) 2,500 shares which may be acquired by him on or before May 31, 1999 upon the exercise of stock options, (ii) 12,500 shares held by Mr. Bernstein as trustee for his children and (iii) 1,538 shares allocated to Mr. Bernstein in the Company's 401(k) Plan over which he has no voting or investment power.

(3) The shares of Class A Common Stock beneficially owned by Elliot Bernstein include: (i) 10,000 shares which may be acquired by him on or before May 31, 1999 upon the exercise of stock options, (ii) 13,400 shares held of record by Mr. Bernstein's wife, (iii) 18,800 shares owned by a non-for-profit foundation of which Mr. Bernstein is President and Trustee,
     (iv) 100,000 shares owned by a family partnership of which Mr. Bernstein is the general partner and (v) 1,114 shares allocated to Mr. Bernstein in the Company's Far East Retirement Plan (the "Far East Plan") over which he has voting but no investment power. The shares of Class B Common Stock beneficially owned by Elliot Bernstein include: (i)13,400 shares held of record by Mr. Bernstein's wife, (ii) 18,800 shares owned by a non-for-profit foundation of which Mr. Bernstein is President and Trustee,
     (iii) 100,000 shares owned by a family partnership of which Mr. Bernstein is the general partner and (iv) 1,552 shares allocated to Mr. Bernstein in the Far East Plan over which he has no voting or investment power.

(4) The shares of the Company beneficially owned by Howard B. Bernstein include 250 shares each of Class A Common Stock and Class B Common Stock held of record by Mr. Bernstein's wife. Mr. Bernstein disclaims beneficial ownership of these shares.

(5) All shares of the Company's Class A Common Stock and 1,143 shares of the Company's Class B Common Stock beneficially owned by Mr. Dunn are allocated to him in the Company's 401(k) Plan over which he has with respect to the Class A Common Stock, voting but no investment power and with respect to the Class B Common Stock, no voting or investment power.

(6) The shares of the Company beneficially owned by Mr. Johnson include 250 shares and 450 shares, respectively, of Class A Common Stock and Class B Common Stock held by Mr. Johnson as custodian for his grandchildren.

(7) The shares of Class A Common Stock beneficially owned by Mr. Meccariello include 307 shares allocated to him in the Far East Plan over which he has voting but no investment power. The shares of Class B Common Stock beneficially owned by Mr. Meccariello include 360 shares held of record by Mr. Meccariello's wife and 307 shares allocated to him in the Far East Plan over which he has no voting or investment power.

(8) The shares of the Company beneficially owned by Mr. Simandl include 1,200 shares each of Class A Common Stock and Class B Common Stock held of record by Mr. Simandl's wife.

(9) The shares of the Company beneficially owned by Mr. Sutta include (i) 1,405 shares each of Class A Common Stock and Class B Common Stock allocated to Mr. Sutta in the Company's 401(k) Plan over which he has with respect to the Class A Common Stock, voting but no investment power and with respect to the Class B Common Stock, no voting or investment power, and (ii) 2,500 shares each of Class A Common Stock and Class B Common Stock which may be acquired by him on or before May 31, 1999 upon the exercise of stock options.

(10) Includes 15,000 shares each of Class A Common Stock and Class B Common Stock which may be acquired on or before May 31, 1999 upon the exercise of stock options and 6,787 and 7,194 shares of Class A Common Stock and Class B Common Stock, respectively, allocated in the Company's 401(k) Plan and Far East Plan over which such persons have with respect to the Class A Common Stock, voting but no investment power and with respect to the Class B Common Stock, no voting or investment power.

* Shares constitute less than one percent of the shares of Class A Common Stock or Class B Common Stock outstanding.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and greater than 10 percent beneficial owners to file with the Securities and Exchange Commission certain reports regarding such persons' ownership of the Company's securities. Directors, officers and greater than 10 percent beneficial owners are required by applicable regulations to furnish Bel with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms or information furnished to Bel, Bel believes that during its 1998 fiscal year all filing requirements applicable to its directors, officers and greater than 10 percent beneficial owners were satisfied on a timely basis, except that Joseph Meccariello (an executive officer of Bel) failed to file on a timely basis two reports disclosing two separate acquisitions of shares. These late filings were inadvertent, and the required filings were made promptly after noting the failure to file.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth, for the fiscal years ended December 31, 1996, 1997 and 1998, the annual and long-term compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers of Bel during 1998 (the "Named Officers"):


                                                    SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                            COMPENSATION AWARDS
                                                            ANNUAL COMPENSATION            ---------------------
                                                      ---------------------------------    SECURITIES UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR        SALARY         BONUS    OTHER(1)       OPTIONS/SARS(#)      COMPENSATION(2)
---------------------------                ----       --------       -------  ----------      ---------------      ---------------
Elliot Bernstein ......................   1998        $350,000    $    --     $    --            25,000              $30,756
 Chairman and Chief                       1997         350,000         --          --               --                23,756
 Executive Officer                        1996         350,000         --          --               --                30,756

Daniel Bernstein ......................   1998         182,001     110,700         --            25,000                9,810
 President                                1997         173,807      75,000         --               --                11,849
                                          1996         148,704      75,000         --               --                 8,850

Arnold Sutta ..........................   1998         150,747      29,305         --               --                 4,850
 Vice President                           1997         122,317       9,420         --               --                 4,397
                                          1996         121,895       9,420         --            10,000                4,328

Colin Dunn ............................   1998         146,016      71,659         --            15,000                4,730
 Vice President and                       1997         142,074      20,769         --               --                 5,525
 Treasurer                                1996         134,204      20,269         --               --                 5,023

Joseph Meccariello ....................   1998         137,495      70,339     100,775              --                 9,622
 Vice President                           1997         132,290      31,200     100,906           10,000                6,611
                                          1996         119,615      20,004      97,957              --                 8,374

----------
(1) During the periods presented above, no Named Officer received perquisites (i.e., personal benefits) in excess of 10% of such individual's reported salary and bonus, except that Mr. Meccariello received housing allowances of $100,775, $100,906, and $97,957 during 1998, 1997 and 1996, respectively.

(2) Compensation reported under this column for 1998 includes: (i) contributions of $24,500 for Elliot Bernstein and $9,622 for Joseph Meccariello to the Company's Far East Retirement Plan and contributions of $5,810, $4,850 and $4,730, respectively, for Daniel Bernstein, Arnold Sutta and Colin Dunn, respectively, to the Company's 401(k) Plan, to match 1998 pre-tax elective deferral contributions (included under "Salary") made by each Named Officer to such Plans, such contributions currently being made in shares of the Company's Class B Common Stock, (ii) $4,000 paid to each of Elliot Bernstein and Daniel Bernstein as directors' fees, and (iii) $2,256 paid by the Company as a premium for term life insurance for Elliot Bernstein.

EMPLOYMENT AGREEMENT

     The Company and Mr. Elliott Bernstein have entered into an employment agreement, dated October 29, 1997. Pursuant to his employment agreement, Mr. Bernstein will continue to serve as Chairman of the Board of Bel for on-going three year terms, at a base salary of $350,000 per year. Mr. Bernstein will also be entitled to receive those benefits which he is currently receiving, including health care and insurance benefits. The employment agreement provides that if Mr. Bernstein is disabled and cannot perform his duties under the agreement or if he dies, the Company will continue to pay to Mr. Bernstein or his estate his base salary for the balance of the term in effect at the time of such termination. The employment agreement also contains non-competition provisions which extend during the term of the agreement and for a period of one year following termination of employment.

STOCK OPTION GRANTS

     The Company maintains a Stock Option Plan (the "Plan") for employees. The options granted under the Plan generally have terms of five years and terminate at or within a specified period of time after the optionee's employment with the Company ends. Options are exercisable in installments determined at the date of grant. The following table contains information regarding the grant of stock options under the Plan to Elliot Bernstein, Daniel Bernstein and Colin Dunn, the only Named Officers who received stock option grants during the year ended December 31, 1998:

                                                OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                        INDIVIDUAL GRANTS                                  POTENTIAL REALIZABLE
                                   ----------------------------------------------------------------          VALUE AT ASSUMED
                                     NUMBER OF     PERCENT OF TOTAL                                        ANNUAL RATES OF STOCK
                                    SECURITIES       OPTIONS/SARS                                           PRICE APPRECIATION
                                    UNDERLYING        GRANTED TO        EXERCISE OR                         FOR OPTION TERM (3)
                                   OPTIONS/SARS        EMPLOYEES        BASE PRICE      EXPIRATION        ------------------------
NAME                                GRANTED (#)         IN 1998           ($/SH.)          DATE           5%($)             10%($)
----                               ------------    ----------------     ------------    ----------        ------           -------
Elliot Bernstein .................    25,000(1)         16.3%             12.625         10/9/2003        50,681           146,772
Daniel Bernstein .................    25,000(2)         16.3               13.20         10/9/2003        52,884           153,153
Colin Dunn .......................    13,250(1)          8.6               11.50         10/9/2003        42,098            93,026
Colin Dunn .......................     1,750(2)          1.1               12.00         10/9/2003         5,802            12,821

----------------

(1)  The underlying securities are Class B Common Stock.

(2)  The underlying securities are Class A Common Stock.

(3) Amounts represent hypothetical gains that could be achieved if the listed options were exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10%, compounded annually from the date the options were granted to their expiration date, based upon the fair market value of the Class A Common Stock or Class B Common Stock as of the date the options were granted. Actual gains, if any, on stock option exercises and stock holdings are dependent upon the future performance of the Company and overall financial market conditions. There can be no assurance that amounts reflected in this table will be achieved.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information regarding stock option exercises by the Named Officers during the year ended December 31, 1998, including the aggregate value of gains on the date of exercise. In addition, the following table provides data regarding the number of shares covered by both exercisable and non-exercisable stock options at December 31, 1998. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of existing options and either $40.00 or $34.375, the closing sale price of the Company's Class A Common Stock or Class B Common Stock, respectively, on December 31, 1998.


                                        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                             AND FISCAL YEAR-END OPTION/SAR VALUES (1)
                                                                                NUMBER OF
                                   SHARES OF                                CLASS A / CLASS B                 VALUE OF
                                   CLASS A /      VALUE REALIZED          SECURITIES UNDERLYING              UNEXERCISED
                                    CLASS B        (MARKET PRICE               UNEXERCISED                  IN-THE-MONEY
                                     STOCK          ON EXERCISE        OPTIONS/SARS AT YEAR-END(#)   OPTIONS/SARS AT YEAR-END($)
                                  ACQUIRED ON        DATE LESS        ----------------------------   ----------------------------
NAME                              EXERCISE(#)   EXERCISE PRICE) ($)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              -----------   -------------------   -----------    -------------   -----------   --------------
Elliot Bernstein ................    --/--                 --             10,000/             --/      589,750       543,125
                                                                          10,000          25,000

Daniel Bernstein ................    7,500/           332,625              2,500/         25,000/      150,857       670,000
                                     7,500                                 2,500              --

Arnold Sutta ....................    1,250/            32,500              --/--           2,500/           --       115,937
                                     1,250                                                 2,500

Colin Dunn ......................    1,875/            63,750              1,875/          1,750/      113,203       352,094
                                     1,875                                 1,875          13,250

Joseph Meccariello ..............    1,875/            67,187              --/--           3,750/           --       179,530
                                     1,875                                                 3,750

----------
(1) This table has been adjusted to reflect the reclassification of the Company's old Common Stock as one-half share of Class A Common Stock and one-half share of Class B Common Stock effective July 9, 1998 (the "Reclassification"). All option exercises by the Named Officers during 1998 were completed prior to the Reclassification. As a result, the shares acquired on exercise were actually shares of the Company's old Common Stock.

THE BOARD OF DIRECTORS; COMMITTEES OF THE BOARD; DIRECTORS' COMPENSATION

     The Company's Board of Directors holds a regular meeting immediately before the Annual Meeting of Shareholders and meets on other occasions throughout the year. During 1998, the Board held six meetings.

     Bel's Board has an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee is composed of Elliot Bernstein, Daniel Bernstein and Robert H. Simandl; the Compensation Committee is composed of Daniel Bernstein, Peter Gilbert and Robert H. Simandl; and the Audit Committee is composed of Peter Gilbert and John S. Johnson. The function of the Executive Committee is to act in the place of the Board when the Board cannot be convened. The Compensation Committee is charged with the responsibility of administering the Company's Stock Option Plan and also reviews the compensation of Bel's executive officers. The Audit Committee reviews significant audit and accounting principles, policies and practices, and meets with the Company's independent auditors. During 1998, the Executive Committee held one meeting, the Audit Committee held two meetings and the Compensation Committee held one meeting.

     In 1998, directors of the Company received an annual retainer of $6,000, $750 for each Board meeting they attended and $500 for each committee meeting which they attended. Directors who are executive officers of the Company do not receive directors' fees otherwise payable to directors of the Company, but receive an annual retainer of $4,000 if they are directors of the Company's foreign subsidiaries.

     John S. Johnson, a director of the Company, provides consulting services to the Company from time to time. In 1998, fees received by Mr. Johnson for such services were not material.

     For a description of legal services provided to the Company by Robert H. Simandl during 1998, see "Compensation Committee Interlocks and Insider Participation."

  PERFORMANCE GRAPH

           The following graph compares the cumulative total return on a hypothetical $100 investment made at the close of business on December 31, 1993 in Bel's Common Stock and, since the Company's recapitalization effected July 9, 1998, in Bel's Class A Common Stock and Class B Common Stock with the NASDAQ Stock Index and the NASDAQ Electronic Components Stock Index. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment in either the Class A Common Stock or the Class B Common Stock would increase or decrease in value over time, based on dividends and increases or decreases in market prices. The market prices of the Class A Common Stock and the Class B Common Stock were averaged.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                              PERFORMANCE GRAPH FOR
                                  BEL FUSE INC.

Prepared by the Center for Research in Security Prices
Produced on 01/20/99 including data to 12/31/98


                       [GRAPHICAL REPRESENTATION OF CHART]

                                 [DATA POINTS]
              -----------------------------------------------------
                                                         Nasdaq
                                                       Electronic
                                     Nasdaq            Components
                                  Stock Market       SIC 3670-3679
              BEL FUSE INC.      (US Companies)      U.S. & Foreign
              ------------        ------------       --------------
12/31/93      1.  100.000         1.  100.000         1.  100.000
              2.  100.000         2.  103.035         2.  105.285
              3.  100.000         3.  102.073         3.  110.434
              4.   82.352         4.   95.797         4.  105.668
              5.   66.176         5.   94.553         5.  101.178
              6.   73.529         6.   94.785         6.  100.999
              7.   76.471         7.   91.318         7.   95.338
              8.   72.059         8.   93.193         8.   95.583
              9.   70.588         9.   99.135         9.  106.653
             10.   77.941        10.   98.881        10.  106.208
             11.   94.118        11.  100.824        11.  110.327
             12.   85.294        12.   97.479        12.  109.385
             13.   97.059        13.   97.752        13.  110.490
             14.  104.412        14.   98.310        14.  114.606
             15.  100.000        15.  103.509        15.  129.637
             16.  100.000        16.  106.578        16.  133.276
             17.  136.765        17.  109.936        17.  159.724
             18.  132.353        18.  112.772        18.  172.649
             19.  135.294        19.  121.911        19.  196.535
             20.  151.471        20.  130.873        20.  216.932
             21.  154.412        21.  133.526        21.  212.644
             22.  144.118        22.  136.596        22.  217.752
             23.  132.353        23.  135.807        23.  221.765
             24.  133.823        24.  138.996        24.  201.712
             25.  123.529        25.  138.256        25.  182.994
             26.  139.706        26.  138.936        26.  182.940
             27.  158.823        27.  144.244        27.  190.822
             28.  216.176        28.  144.699        28.  181.854
             29.  219.118        29.  156.700        29.  212.958
             30.  189.706        30.  163.896        30.  226.117
             31.  198.529        31.  156.508        31.  207.741
             32.  113.235        32.  142.551        32.  201.234
             33.  117.647        33.  150.538        33.  215.827
             34.  141.176        34.  162.052        34.  251.810
             35.  123.529        35.  160.261        35.  270.399
             36.  147.059        36.  170.168        36.  313.603
             37.  166.176        37.  170.015        37.  316.463
             38.  175.000        38.  182.098        38.  376.631
             39.  166.176        39.  172.026        39.  333.065
             40.  142.647        40.  160.793        40.  318.923
             41.  132.353        41.  165.820        41.  345.564
             42.  160.294        42.  184.612        42.  357.099
             43.  156.618        43.  190.266        43.  340.888
             44.  189.706        44.  210.349        44.  427.900
             45.  210.294        45.  210.028        45.  438.057
             46.  223.529        46.  222.440        46.  442.677
             47.  238.235        47.  210.924        47.  370.229
             48.  230.147        48.  211.979        48.  368.486
             49.  225.000        49.  208.580        49.  331.744
             50.  258.088        50.  215.158        50.  369.038
             51.  276.470        51.  235.360        51.  410.489
             52.  269.117        52.  244.052        52.  364.796
             53.  347.794        53.  248.196        53.  383.519
             54.  314.706        54.  234.573        54.  334.110
             55.  261.764        55.  251.119        55.  339.358
             56.  211.048        56.  248.467        56.  367.275
             57.  178.917        57.  199.752        57.  302.027
             58.  181.389        58.  227.341        58.  352.868
             59.  276.569        59.  236.632        59.  382.642
             60.  305.734        60.  259.943        60.  457.096
12/31/98     61.  444.760        61.  293.209        61.  512.867

NOTES:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

     D. The index level for all series was set to $100.0 on 12/31/93.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of Bel's executive officers generally are made by the Compensation Committee of the Board of Directors (the "Committee"). Pursuant to Securities and Exchange Commission rules designed to enhance disclosure of corporate policies regarding executive compensation, Bel has set forth below a report submitted by the Committee addressing Bel's compensation policies for 1998 as they affected Elliot Bernstein (the Chief Executive Officer) and the other Named Officers.

     The goals of Bel's compensation policies for executive officers are to provide a competitive level of base salary and other benefits to attract, retain and motivate high caliber personnel.

     The Company's compensation program consists primarily of base salary and long-term incentive awards. In making its compensation decisions, the Committee analyzes the Company's performance, the individual's performance in terms of the fulfillment of responsibilities related to the applicable position, and the individual's contribution to the Company. Mr. Daniel Bernstein, a member of the Committee, did not participate with respect to determinations regarding his own compensation.

     Executive officers receive performance and salary reviews each year. Salary increases are based on an evaluation of the extent to which a particular executive officer is determined to have assisted the Company in meeting its business objectives and in contributing to the growth and performance of the Company.

     The Company and the Chief Executive Officer agreed in each of the last five years that the Chief Executive Officer's salary would not be increased. The salary of Daniel Bernstein, President of the Company, was raised during each of the last three years to reflect Mr. Bernstein's increased responsibilities and his performance of those responsibilities as President of the Company. Daniel Bernstein also received a bonus in 1998, 1997 and 1996 as a result of his performance and that of the Company. In establishing Daniel Bernstein's salary and bonus for 1998, the Compensation Committee also considered a survey of compensation paid to executives with similar positions at comparable companies. Bonuses were granted to the other Named Officers for 1998 and their salaries were increased in 1998 as a result of their individual performance and that of the Company.

     The Company's long-term incentive award program includes the grant of stock options. Stock options only produce value to executives if the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of stockholders. All of the Company's stock options have been granted at exercise prices at least equal to the market price on the grant date. Stock options were granted during 1998 to Elliot Bernstein, Daniel Bernstein and Colin Dunn to reward their performance.

     Pursuant to the Company's domestic 401(k) Plan and Far East Retirement Plan, the Company makes matching contributions of pre-tax elective deferral contributions made by executive officers. The Company's matching contributions are currently made in shares of Bel's Class B Common Stock. Bel believes that these plans are an important element in executive long-term compensation and foster the retention and motivation of qualified executives.

     During 1993, the Omnibus Reconciliation Act of 1993 was enacted. This Act includes potential limitations on the deductibility of compensation in excess of $1 million paid to the Company's five highest paid officers beginning in 1994. Based on regulations issued by the Internal Revenue Service and an analysis by the Company to date, the Company believes that any compensation realized in connection with the exercise of stock options granted by the Company will continue to be deductible as performance-based compensation. The Committee and the entire Board of Directors will continue to evaluate the impact of this legislation on Bel's compensation program and intends to submit appropriate proposals to stockholders at future meetings if necessary in order to maintain the deductibility of executive compensation.


                                Respectfully submitted,

                                ROBERT H. SIMANDL
                                PETER GILBERT
                                DANIEL BERNSTEIN

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Daniel Bernstein, Peter Gilbert and Robert H. Simandl served as members of the Compensation Committee of the Company's Board of Directors during 1998.

     Mr. Simandl has served as the Company's Secretary for more than the past five years. Mr. Simandl and his predecessor firms have served as general counsel to the Company for more than five years. Fees received by Mr. Simandl's firm from the Company during 1998 were not material. The Company will retain Mr. Simandl in 1999.

     Although Daniel Bernstein served as a member of the Compensation Committee of the Company's Board of Directors during 1998, he did not participate with respect to determinations regarding his own compensation. Daniel Bernstein has been President of the Company since 1992, served the Company in other capacities in prior years, and has been a director of the Company since 1986.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP, independent certified public accountants, has been selected by the Board of Directors to audit and report on Bel's financial statements for the year ending December 31, 1999. Deloitte & Touche LLP began auditing Bel in 1983. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he so desires. The representative is expected to be available to respond to appropriate questions from shareholders.

OTHER MATTERS

     At the time this Proxy Statement was mailed to shareholders, management was not aware that any matter other than the election of directors would be presented for action at the Annual Meeting. If other matters properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

                                          By Order of the Board of Directors

                                          ROBERT H. SIMANDL, Secretary

Dated: May 11, 1999

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

--------------------------------------------------------------------------------
                                  BEL FUSE INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS,
                                  JUNE 11, 1999

     The undersigned hereby appoints Howard B. Bernstein, Robert H. Simandl and Daniel Bernstein, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the annual meeting of the shareholders of the Company to be held on June 11, 1999, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

     1. Election of the Board's nominees for Director. (The Board of Directors recommends a vote "FOR".)
          [ ] FOR the nominees listed below (except as marked to the contrary below)
          [ ]  WITHHOLD AUTHORITY to vote for the nominees listed below
               Nominees: Elliot Bernstein and Robert H. Simandl

          INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write the nominee's name in the space provided below.
          ______________________________________________________________________
     2. Upon all such other matters as may properly come before the meeting and/or any adjournment or adjournments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.

                  (Continued and to be signed on reverse side)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          (Continued from reverse side)


   UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY,
           THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD'S NOMINEES.

                                             Dated: ______________________, 1999

                                             Signed ____________________________

                                             ___________________________________

                                             Please sign this proxy and return
                                             it promptly whether or not you
                                             expect to attend the meeting. You
                                             may nevertheless vote in person if
                                             you attend.

                                             Please sign exactly as your name
                                             appears hereon. Give full title if
                                             an Attorney, Executor,
                                             Administrator, Trustee, Guardian,
                                             etc.

                                             For an account in the name of two
                                             or more persons, each should sign,
                                             or if one signs, he should attach
                                             evidence of his authority.

--------------------------------------------------------------------------------